Exhibit 10.19

                            {Brean Murray Letterhead}

December 2, 2003

Mr. Donal Carroll
Chief Executive Officer
American Bio Medica Corp.
122 Smith Road
Kinderhook, New York 12106

Dear Donal:

      This is to acknowledge and confirm the terms of our corporate finance representation agreement (the "Agreement") as follows:

1. American Bio Medica Corp. (the "Company") hereby engages Brean Murray & Co., Inc. ("BMC") and BMC hereby agrees to render services to the Company, as its exclusive corporate finance advisor and investment banker on the terms and for the services specified within.

      BMC agrees to provide advice to the Company and evaluate relevant transaction(s) the Company may consider during the term of this Agreement, including but not limited to public or private offerings of debt or equity securities, acquisitions, mergers or the partial or complete sale of the stock or assets of the Company or any of its divisions or subsidiaries, joint ventures, strategic alliances or any other financing transaction(s) and the preparation of any fairness opinions required with respect to the Company in connection with any transaction(s) or other matter. BMC shall be the Company's exclusive agent with respect to any and all of the Company's corporate finance or similar transaction(s), including the aforementioned transaction(s), and the fee schedules cited in paragraph 4 below shall apply.

      BMC  agrees  to  work  with  the  Company  in   attempting  to  consummate
      transactions the Company considers undertaking pursuant to this Agreement. In that regard and upon the Company's request, BMC will endeavor to:

      A. Assist the Company in its due diligence review of any investor or company and other matters, if any pertinent to a transaction.

      B. Work with the Company and its management in preparing any offering memoranda or similar documents describing the Company and its operations for use in discussions with any investor or company. It is understood that it is the Company's responsibility to ensure the accuracy and completeness of the information in the memorandum.


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Mr. Donal Carroll
December 2, 2003
Page 2

      C. Assist in preparing any financial projections or modeling in respect of a transaction.

      D.    Assist in structuring and negotiating the transaction.

2. The term of this engagement (the "Engagement Period") shall be for a period of twelve months commencing with the execution of this Agreement by the Company (the "Effective Date") and will be automatically extended for an additional twelve month period unless cancelled by the Company upon thirty days written notice by certified mail at any time subsequent to the initial Engagement Period.

3. On the Effective Date and each monthly anniversary thereafter during the Engagement Period, the Company agrees to remit to BMC a non-refundable retainer payment of $5,000 (five thousand dollars). Also, on the Effective Date only, the Company will issue a warrant to acquire 300,000 (three hundred thousand) shares of the Company's common stock at an exercise price equal to $1.15 per share of the Company's common stock, such warrant to be exercisable any time before the fifth anniversary of the Effective Date (the "Retainer Warrant"). The Retainer Warrant will have the same terms and conditions (except as to exercise price) as the Agent's Warrant, described below.

4. The Company agrees that should it consummate any transactio(s) pursuant to this Agreement from the Effective Date through a period lasting until one year from cancellation of the Agreement with: a) a party or parties with whom BMC has been in contract, has been obtained through the efforts of BMC, directly or indirectly or, b) a party or parties obtained by the Company before or during the terms of this Agreement, in addition to the compensation set forth in paragraph 3, the Company shall pay to BMC, or cause BMC to be paid, at the closing of such transaction(s), a fee equal to the following:

      In the event of a public offering of debt or equity securities, the fee will be an amount to be negotiated but no less than what is customary in the industry for a transaction of that type. In the event of a private offering of debt or equity securities, the fee will be 2% of the gross proceeds raised and/or commitments provided from the sale or placement of senior bank debt, 4.0% of the gross proceeds raised and/or commitments provided from the sale or placement of non-convertible subordinated debt and 8% of the gross proceeds raised and/or commitments provided from the sale or placement of private equity or securities convertible into equity. In the event of the acquisition of another company or business by the Company, or a merger or the partial or complete sale of the stock or assets of the


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Mr. Donal Carroll
December 2, 2003
Page 3


      Company or any of its divisions or subsidiaries (a "Sale/Purchase Transaction"), the fee will be 3% of the consideration received or paid. For the purposes of this Agreement, "consideration" shall mean any and all cash, securities, notes, consulting agreements, agreements not to compete, the total value of liabilities assumed, contingent payments, payments made in installments and all other forms of payment, compensation and purchase or sale consideration. In the event of a fairness opinion assignment, the Company will pay BMC a fee in an amount to be negotiated but no less than what is customary in the industry for an engagement of this type, half of which is due upon the Company's request that the opinion be rendered and the remaining half of which is due on the date the opinion is presented to the Company. In the event the Company chooses to enter into any other transaction(s) not specified above, BMC shall be so notified by the Company and shall receive for its services or otherwise by virtue of its being the Company's exclusive corporate finance advisor and investment banker hereunder such fees as are customary in the banking or financial industry for a transaction of that type, unless otherwise agreed to between the Company and BMC.

5. In addition to the foregoing, in the event of a transaction(s) in which debt or equity capital is raised, BMC will receive a warrant (the "Agent's Warrant") allowing it to purchase, at its option, such number of shares or principal amount of a security with terms and pricing identical to the security or securities purchased by and/or issued or granted to an investor(s) in such a transaction(s), in an amount that is equal in value to 10% of the gross proceeds received by the Company pursuant to any such transaction(s). The Agent's Warrant will be exercisable at any time before the fifth anniversary of the closing of a transaction(s) pursuant to this Agreement. The Agent's Warrant shall, among other things: (i) be transferable to officers and directors of BMC, (ii) permit exercise on a cashless basis, (iii) grant BMC at least two demand registrations and unlimited piggyback registration rights (with all related costs to be the responsibility of the Company), and (iv) contain such other terms as are customarily included in warrants of this type. We expressly agree that this paragraph is intended to grant to BMC the right, through the terms of its Agent's Warrant, to acquire or receive, on a pari passu basis, each and every type of security or instrument issued, sold or granted to such Investor(s) up to the amount described herein.

6. For the one (1) year period commencing on the closing of any tranaction(s) pursuant to this Agreement, if the Company proposes to effect any Sale/Purchase Transaction(s), any public offering, or private placement of securities, the Company agrees to offer to engage BMC as the Company's exclusive financial advisor, lead manager underwriter, or lead placement agent, as the case may be, in connection with such transaction(s) on terms and conditions customary to BMC for similar transactions; provided, however, that BMC may decline such engagement in its sole and absolute discretion at such time. The terms of such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by BMC, market



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Mr. Donal Carroll
December 2, 2003
Page 4


      conditions, the absence of adverse change to the Company's business or financial condition, approval of BMC's internal committee and any other conditions that BMC may deem appropriate for transaction of such nature. The Company will notify BMC in writing of its intention to pursue such a transaction, and BMC will advise the Company promptly of BMC's election to exercise its right (but in no event no later than fifteen (15) business days following the submission to BMC). If any such proposal is not accepted by BMC, but later modified, the Company will re-submit such proposal in writing to BMC and BMC will be subject to the same fifteen
      (15) business day notice provision. BMC's election not to exercise its right with respect to a particular proposal transaction will not adversely affect its rights hereunder with respect to any other proposed transaction of the Company during the one-year period referred to above.

7. Transaction fees described herein are payable in full, without discount or reduction, in cash on closing of any transaction(s) pursuant to this Agreement, except fees related to contingent payment which shall be payable when and at any time such payments are remitted.

      The Retainer Warrant will be forwarded by the Company for receipt by BMC within ten (10) business days of the Effective Date and the Agent's Warrant will be forwarded by the Company for receipt by BMC within ten
      (10) business days of the closing of any transaction pursuant to this Agreement.

8. The Company will reimburse BMC for out-of-pocket expenses incurred in connection with its representation and services hereunder. Reimbursement for out-of-pocket expenses shall be paid by the Company within ten days of receipt of invoice from BMC. T he Company's obligation to BMC for reimbursement of out-of-pocket expenses will survive any cancellation of this Agreement.

9.    Indemnification is incorporated by reference to Addendum I.

10. The benefits of this Agreement shall inure to the parties hereto and their respective successors and assigns and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, the Company shall not assign to an unaffiliated third party any of its rights or obligations hereunder without the express written consent of BMC.

11. Any disputes between the parties to this Agreement shall be settled by arbitration before the facilities of the New York Stock Exchange, Inc. or the National Association of Securities Dealers, Inc. in the City of New York and will be conducted pursuant to applicable federal laws, the laws of the State of New York, without regard to conflicts of laws, and the rules of the selected abitral facility. The parties understand that the award of the arbitrators, or a majority of them, will be final and that a judgement upon any award rendered may be entered in any court having jurisdiction.


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Mr. Donal Carroll
December 2, 2003
Page 5


12. All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, if to BMC, to Lexington Ave, 11th Floor, New York, New York 10022, Attention: Mr. A. Brean Murray; and if to the Company, to 122 Smith Road, Kinderhook, New York 12106, Attn: Mr. Donal Carroll.

13. The Company represents and warrants to BMC that Mr. Carroll is the Chief Executive Officer of the Company and is authorized on behalf of the Company to execute the Agreement and to consummate the potential transaction(s) described herein, and the execution of this Agreement will not conflict with or breach the certificate of articles of incorporation or by-laws of the Company or any agreement to which the Company is a party.

14. The Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Agreement cannot be modified, or changed, nor can any of its provisions be waived, except by written agreement signed by all parties

      Please confirm that the foregoing is in accordance with your understanding by signing and returning this letter to BMC and keeping a duplicate for your files. This Agreement shall be effective after your acceptance below and its receipt by BMC at its address set forth on this letter.

Sincerely,

Brean Murray & Co., Inc.

/s/ A. Brean Murray
---------------------------
NAME: A. Brean Murray
TITLE: Chairman and Chief Executive Officer

Agreed and accepted as of 2 day of DEC, 2003.

American Bio Medica Corp.

/s/ Don Carroll
---------------------------
NAME: Mr. Donal Carroll
TITLE: Chief Executive Officer


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Mr. Donal Carroll
November 11, 2003
Page 6


                          Addendum 1 - Indemnification

      The Company shall:

      a. Indemnify BMC, its parents, affiliates and/or subsidiaries and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") and hold them harmless against any losses, claims, damages, expenses or liabilities to which the Indemnified Parties may become subject arising in any manner out of or in connection with the rendering of services by BMC hereunder unless it is finally judicially determined, without any further right to appeal, that such losses, claims, damages, expenses or liabilities resulted primarily from the gross negligence, bad faith or willful misconduct of BMC; and

      b. Reimburse the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating, preparing to defend or defending lawsuits, claims or other proceedings arising in any manner out of or in connection with the rendering of services by BMC hereunder; provided, however, that in the event a final judicial determination is made to the effect specified in subparagraph (a) above, the Indemnified Parties will remit to the Company any amount reimbursed under this paragraph (b).

      The Company agrees that the indemnification and reimbursement commitments set forth in this paragraph shall apply whether or not the Indemnified Parties are a formal party of any such lawsuits, claims or other proceedings, that the Indemnified Parties are entitled to retain separate counsel or their choice in connection with any of the matters to which such commitments relate and that such commitments shall extend upon the terms set forth in this paragraphs to any Indemnified Party.

      Further,  the  Company  and  BMC  agree  that  if any  indemnification  or reimbursement sought by BMC of the Company is finally judicially determined to be unavailable then, whether or not BMC is entitled to indemnification or reimbursement, the Company and BMC shall contribute to the losses, claims, damages, liabilities and expenses for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company on the one hand, and BMC on the other, in connection with the transaction(s) to which such indemnification or reimbursement related, and other equitable considerations; provided, however, that in no event shall the amount to be contributed by the Indemnified Parties exceed the amount of fee actually received by BMC hereunder. The provisions hereof shall survive any termination of this Agreement.